Exhibit 99.1

2008 Shareholder Meeting

Safe Harbor Statement The information in this presentation contains various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations or beliefs concerning future events. Any statements that are not based upon historical facts, including the outcome of events that have not yet occurred and our expectations for future performance, are forward-looking. All information or any statements that use terminology such as "anticipate," "believe," "estimate," "expect," "intend," "may," "could," "possible," "plan," "project," "target," "will," "forecast" and similar words or expressions is forward looking. The Company's forward-looking statements generally relate to its growth strategies, investment spending, financial results, marketing and sales efforts, acquisition plans and cash requirements. Although it is not possible to foresee all of the factors that may cause actual results to differ from the Company's forward-looking statements, such factors include, among others, the risk factors identified by the Company from time to time in the periodic reports it files with the Securities and Exchange Commission. You should take such factors into account when making investment decisions and are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date on which they are made. You should not consider such risks to be the only ones we may face from time to time. We undertake no obligation to update any forward-looking statements.

At A Glance Ticker HFIT Listing OTC-BB Price (May 28, 2008) $ 2.03 52-Week High | Low $ 3.30 | $ 1.95 Current Shares Outstanding 19.2 million Market Capitalization $ 39.0 million Enterprise Value / LTM Sales 0.56x

Overview Experienced health and fitness management company; established in 1975; based in Minneapolis More than 3,000 focused health professionals, with more than 400 client locations and 185 client accounts Extensive experience in the United States, Canada and Puerto Rico; expanding globally to meet the needs of our clients At center of a compelling trend-helping companies offset rising healthcare costs by improving employee health Our Mission: To improve the health and well-being of the people we serve.

Client Overview HealthFitness' people and programs reach individuals, engaging them to live a healthy lifestyle.

Competitive Advantage EMPOWERED Health Coaching: based upon employee readiness (behavior modification focus) vs. risk factors alone. Each participant has a "dedicated" coach Employee freedom of choice: face to face (on-site), web-based coaching and telephonic coaching with "dedicated coach." Performance-based pricing: employer ONLY pays for employees actively enrolled in program Superior Customer Service!

Recent Developments Hired chief operations officer and chief medical officer Completed $2.5 million share repurchase plan Developed Senior Health Risk Assessment as part of the CMS Senior Risk Reduction Demonstration project Deploying Health Risk Assessments in 29 languages for global customers

Business Segments Health Management One of fastest growing providers of on-site and remote corporate health improvement services 45% of total revenue for Q1 2008, up from 39% for 2007 and 34% for 2006. Revenue has been growing at a double-digit rate Variable revenue and cash flows due to seasonal effects and participation levels

Business Segments Fitness Management Largest U.S. provider of on-site, corporate fitness center management services 55% of total revenue for Q1 2008, down from 61% for 2007 and 66% for 2006 Management contracts provide for predictable revenue and cash flows

Health Management

Health Management: Services and Capabilities Health Management Services Lifestyle coaching Health advisor On-site screening Event promotions On-site health fairs On-site/remote program staffing Individual self-care Claims analysis / ROI measurement Professional strategic services/consulting Online health seminars (*internet future development) Health Promotion Technology and Applications Software Internet services Incentive programs and tracking Custom internet application development Consumer Health Products Books/CDs Health education kits, newsletters Pedometers Home exercise equipment Awards and incentives

HM at work - Eastman Chemical Case study compared participants in Eastman's Healthy Steps program with non-participants Impressive health gains and productivity savings among participants Lowered BMI 6 percent Lowered high blood pressure rates 9.7 percent Lowered cholesterol 13.4 percent 14 percent higher job satisfaction 34 percent higher on productivity measures

Fitness Management

Fitness Management: Facility Design & Dev. Services Programming Phase Demographic analysis Facility size analysis Schematic Design and Development Phase Floor plan design Interior design Exercise equipment selection Construction Phase Assistance with equipment delivery and installation Participate in final facility 'walk-through'

Fitness Management: Core Program Services Program Development and Start-up (implementation readiness, staff recruitment, pre-program marketing plan, procedural development) Site Staff Interaction (ongoing training, program analysis support, performance reviews) Member Interaction (enrollment, assessment, prescriptions, orientations, counseling, individual and group targeted health and fitness programming) Facility Management (supply management, facility cleanliness, equipment maintenance) Quality Assurance (program reports, regular evaluation meetings, annual surveys, annual business plan)

Fitness Management: Value-Added Program Services Physical Activity (Walk This Way, Personal Training, Group Class Programming) Weight Management (Your Weigh...For You!, Your Weigh...Together!) Smoking Cessation (QuitSmart) EMPOWERED Health Coaching Screening Services (e.g., health assessment, cholesterol screening, blood pressure, BMI, health counseling) Seminars/Workshops/Health Fairs Massage Therapy Self-Care Guides

Growth Strategies Pursue aggressive organic growth higher margin Health Management segment Continue to grow Fitness Management segment to expand market share Maximize opportunities to transition Fitness Management clients to our integrated Health Management model Pursue strategic opportunities that provide operational capabilities and long-term financial value

Financial Overview

Q1 2008 Recap Total Revenue and Gross Margin Total Revenue (in millions) Total Gross Margin

Q1 2008 Recap Health Management Revenue and Gross Margin HM Revenue (in millions) HM Gross Margin

Q1 2008 Recap Fitness Management Revenue and Gross Margin FM Revenue (in millions) FM Gross Margin

Q1 2008 Annualized Revenue Commitments and Attrition (in millions)

Q1 2008 Recap Operating Income and Net Earnings Operating Income (in millions) Net earnings (in millions)

Q1 2008 Recap Earnings Per Share Basic EPS Diluted EPS

Q1 2008 Balance Sheet Highlights $916,000 in cash $9.4 million in working capital, up $0.9 million from 2007 No long-term debt Stockholders' equity of $27.2 million Strength of cash flows from operations, and existing credit facility, will enable us to finance our expected working capital needs

Investment Highlights Leading stand-alone provider of health and fitness management services for employers Integrated and leverageable health and fitness management platforms Robust technology capability enabling face-to-face and remote interaction (web and telephonic coaching) Compelling industry dynamics - rising health care costs Significant and visible growth opportunities Experienced management team

Q & A